Exhibit 99.1
NeoGenomics Reports Fourth Quarter and
Full Year 2024 Results
Full Year Revenue Increased 12% to $661 million;
Ninth Consecutive Quarter of Double-Digit Revenue Growth

Fort Myers, Florida, (February 18, 2025) - NeoGenomics, Inc. (Nasdaq: NEO) (the “Company”), a leading oncology testing services company, today announced its fourth-quarter and full year results for the period ended December 31, 2024.

Fourth Quarter and Full Year 2024 Highlights

•Fourth quarter consolidated revenue increased 11% to $172 million; Full year consolidated revenue increased 12% to $661 million

•Fourth quarter net loss increased 7% to $15 million; Full year net loss decreased 11% to $79 million

•Fourth quarter adjusted EBITDA increased 27% to positive $12 million; Full year adjusted EBITDA increased 1,036% to positive $40 million

“Our business continued to perform well throughout 2024 and we have now achieved nine consecutive quarters of double digit revenue growth and improved adjusted EBITDA over 1,000% for the year” said Chris Smith, Chief Executive Officer of NeoGenomics. “Thanks to the strong execution of our Neo teammates and robust customer demand, we continued to grow all modalities above market, including NGS which grew 34% in 2024.”
“These results provide us with a strong foundation as we enter the next phase of growth for NeoGenomics. We believe we are well-positioned for long-term sustainable growth through our broad commercial channel, upcoming product launches, and continued focus on disciplined capital deployment,” Smith continued.
Fourth Quarter Results
Consolidated revenue for the fourth quarter of 2024 was $172 million, an increase of 11% over the same period in 2023. Average revenue per clinical test (“revenue per test”) increased by 5% to $465. These increases reflect higher value tests, including NGS, and strategic reimbursement initiatives. In the fourth quarter of 2024, we simplified our operational approach, bringing Clinical Services and Advanced Diagnostics under a single segment. This decision was driven by an analysis of our reporting structure and the strategic decisions being made to manage the business in order to streamline our operations and enhance our service offerings.
Consolidated gross profit for the fourth quarter of 2024 was $77.3 million, an increase of 14.3% compared to the fourth quarter of 2023. This increase was primarily due to an increase in revenue partially offset by higher compensation and benefit costs. Consolidated gross profit margin, including amortization of acquired intangible assets and stock-based compensation expense, was 44.9%. Adjusted Gross Profit Margin(1), excluding amortization of acquired intangible assets and stock-based compensation expense, was 48.0%.
Operating expenses for the fourth quarter of 2024 were $96 million, an increase of $9 million, or 11%, compared to the fourth quarter of 2023. Operating expenses included higher compensation and benefit costs as well as an increase in software support fees. These increases were partially offset by a decrease in legal and professional fees.
Net loss for the quarter was $15 million compared to net loss of $14 million for the fourth quarter of 2023.
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Adjusted EBITDA(1) was positive $12 million compared to positive $9 million in the fourth quarter of 2023. Adjusted Net Income(1) was $6 million compared to Adjusted Net Income(1) of $4 million in the fourth quarter of 2023.
Cash and cash equivalents and marketable securities totaled $387 million at quarter end.
Full Year Results
Consolidated revenue for 2024 was $661 million, an increase of 12% over 2023. This increase was primarily driven by an increase in test volume, a more favorable test mix, an increase in average unit price due to strategic reimbursement initiatives partially offset by restructuring activities and lower RaDaR® revenue. Net loss for 2024 was $79 million compared to net loss of $88 million in 2023. Adjusted EBITDA(1) for 2024 was positive $40 million compared to positive $3 million in 2023. Adjusted net income(1) for 2024 was $14 million compared to adjusted net loss(1) of $15 million in 2023.
2025 Financial Guidance
The Company reaffirmed its full-year 2025 guidance(2) initially issued on January 15, 2025 (in millions).

	FY 2024	FY 2025 Guidance		YOY % Change from FY 2024
	Actual	Low	High	Low	High
Consolidated revenue	$661	$735	$745	11%	13%
Net loss	$(79)	$(85)	$(76)	(8)%	4%
Adjusted EBITDA	$40	$55	$58	38%	45%
(1) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(2) The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
Conference Call
The Company has scheduled a webcast and conference call to discuss its fourth quarter and full year 2024 results on Tuesday, February 18, 2025 at 8:30 a.m. Eastern Time. To access the live call via telephone, interested investors should dial (888) 506-0062 (domestic) or (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 167039. The live webcast may be accessed by visiting the Investor Relations section of our website at ir.neogenomics.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About NeoGenomics, Inc.
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. This press release includes forward-looking statements. These forward-looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and the Company's ongoing executive recruitment process.
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Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contact
Kendra Sweeney
kendra.sweeney@neogenomics.com

Media Contact
Andrea Sampson
asampson@sampsonprgroup.com

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	As of December 31,
	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$367,012	$342,488
Marketable securities, at fair value	19,832	72,715
Accounts receivable, net	150,540	131,227
Inventories	26,748	24,156
Prepaid assets	20,165	17,987
Other current assets	11,722	8,239
Total current assets	596,019	596,812
Property and equipment (net of accumulated depreciation of $189,990 and $158,211, respectively)	94,103	92,012
Operating lease right-of-use assets	79,583	91,769
Intangible assets, net	339,681	373,128
Goodwill	522,766	522,766
Other assets	5,886	4,742
Total non-current assets	1,042,019	1,084,417
Total assets	$1,638,038	$1,681,229
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$97,083	$90,694
Current portion of operating lease liabilities	3,381	5,610
Current portion of convertible senior notes, net	200,777	—
Total current liabilities	301,241	96,304
Long-term liabilities
Operating lease liabilities	60,841	67,871
Convertible senior notes, net	340,335	538,198
Deferred income tax liabilities, net	21,510	24,285
Other long-term liabilities	11,772	13,034
Total long-term liabilities	434,458	643,388
Total liabilities	735,699	739,692
Stockholders’ equity
Total stockholders’ equity	902,339	941,537
Total liabilities and stockholders’ equity	$1,638,038	$1,681,229
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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
NET REVENUE	$172,000	$155,552	$660,566	$591,643

COST OF REVENUE	94,743	87,964	370,466	347,039

GROSS PROFIT	77,257	67,588	290,100	244,604
Operating expenses:
General and administrative	63,643	59,758	259,737	243,101
Research and development	7,969	7,127	31,159	27,309
Sales and marketing	22,339	18,072	84,652	70,842
Restructuring charges	1,707	1,205	6,658	11,088
Total operating expenses	95,658	86,162	382,206	352,340
LOSS FROM OPERATIONS	(18,401)	(18,574)	(92,106)	(107,736)
Interest income	(4,328)	(4,845)	(18,427)	(16,902)
Interest expense	1,624	1,681	6,617	6,907
Other expense (income), net	431	(124)	379	(644)
Loss before taxes	(16,128)	(15,286)	(80,675)	(97,097)
Income tax benefit	(804)	(960)	(1,949)	(9,129)
NET LOSS	$(15,324)	$(14,326)	$(78,726)	$(87,968)

NET LOSS PER SHARE
Basic	$(0.12)	$(0.11)	$(0.62)	$(0.70)
Diluted	$(0.12)	$(0.11)	$(0.62)	$(0.70)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	127,160	125,929	126,658	125,502
Diluted	127,160	125,929	126,658	125,502
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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(78,726)	$(87,968)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	39,101	37,450
Amortization of intangibles	33,446	35,133
Stock-based compensation	33,413	24,633
Non-cash operating lease expense	8,926	9,235
Amortization of convertible debt discount and debt issue costs	2,914	2,876
(Gain) loss on disposal of assets, net	(49)	292
Impairment of assets	450	1,703
Other adjustments	178	186
Changes in assets and liabilities, net:	(32,630)	(25,493)
Net cash provided by (used in) operating activities	$7,023	$(1,953)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	—	(6,756)
Proceeds from maturities of marketable securities	53,916	112,215
Purchases of property and equipment	(41,061)	(28,752)
Net cash provided by investing activities	$12,855	$76,707
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	—	(70)
Issuance of common stock, net	4,646	4,624
Net cash provided by financing activities	$4,646	$4,554
Net change in cash and cash equivalents	$24,524	$79,308

Cash and cash equivalents, beginning of year	$342,488	$263,180
Cash, cash equivalents and restricted cash, end of year	$367,012	$342,488

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Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods and when comparing those same results to those published by our peers. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest income, (ii) interest expense, (iii) tax (benefit) or expense, (iv) depreciation and amortization expense, (v) stock-based compensation expense, and, if applicable in a reporting period, (vi) restructuring charges, (vii) intellectual property (“IP”) litigation costs, and (viii) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization of acquired intangible assets, and, if applicable in a reporting period, (ii) stock-based compensation expense.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) amortization of intangible assets, (ii) stock-based compensation expense, and, if applicable in a reporting period, (iii) restructuring charges, (iv) IP litigation costs, and (v) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net loss (GAAP)	$(15,324)	$(14,326)	$(78,726)	$(87,968)
Adjustments to net loss:
Interest income	(4,328)	(4,845)	(18,427)	(16,902)
Interest expense	1,624	1,681	6,617	6,907
Income tax benefit	(804)	(960)	(1,949)	(9,129)
Depreciation	9,827	9,578	39,101	37,450
Amortization of intangibles	8,361	8,783	33,446	35,133
EBITDA (non-GAAP)	(644)	(89)	(19,938)	(34,509)
Further adjustments to EBITDA:
Stock-based compensation expense	8,328	6,990	33,413	24,633
Restructuring charges	1,707	1,205	6,658	11,088
IP litigation costs(3)	1,397	1,111	13,753	1,111
Other significant expenses, net(4)	1,085	131	5,722	1,163
Adjusted EBITDA (non-GAAP)	$11,873	$9,348	$39,608	$3,486
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(3) For the three months ended December 31, 2024, IP litigation costs include legal fees. For the year ended December 31, 2024, IP litigation costs include a legal fees and a settlement payment. For the three months and year ended December 31, 2023, IP litigation costs include legal fees.
(4) For the three months ended December 31, 2024, other significant (income) expenses, net, includes CEO transition costs and site closure costs. For the three months ended December 31, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the year ended December 31, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, fees related to non-recurring legal matters, and CEO transition costs. For the year ended December 31, 2023, other significant (income) expenses, net, fees related to a regulatory matter, CEO transition costs and other non-recurring items.
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Reconciliation of Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(Unaudited, dollars in thousands)

	Three Months Ended December 31,			Years Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Consolidated:
Total revenue (GAAP)	$172,000	$155,552	10.6%	$660,566	$591,643	11.6%

Cost of revenue (GAAP)	$94,743	$87,964	7.7%	$370,466	$347,039	6.8%
Adjustments to cost of revenue(5)	(5,292)	(5,079)		(21,127)	(19,638)
Adjusted cost of revenue (non-GAAP)	$89,451	$82,885	7.9%	$349,339	$327,401	6.7%

Gross profit (GAAP)	$77,257	$67,588	14.3%	$290,100	$244,604	18.6%
Adjusted gross profit (non-GAAP)	$82,549	$72,667	13.6%	$311,227	$264,242	17.8%

Gross profit margin (GAAP)	44.9%	43.5%		43.9%	41.3%
Adjusted gross profit margin (non-GAAP)	48.0%	46.7%		47.1%	44.7%
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(5) Cost of revenue adjustments for the three months ended December 31, 2024 includes $4.9 million of amortization of acquired intangible assets and $0.4 million of stock-based compensation. Cost of revenue adjustments for the three months ended December 31, 2023 includes $5.1 million of amortization of acquired intangible assets. Cost of revenue adjustments for the year ended December 31, 2024 includes $19.6 million of amortization of acquired intangible assets and $1.4 million of stock-based compensation. Cost of revenue adjustments for the year ended December 31, 2023 includes $19.6 million of amortization of acquired intangible assets. There were no stock-based compensation amounts recorded for the three months and year ended December 31, 2023.

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Reconciliation of GAAP Net Loss to Non- GAAP Adjusted Net Loss and
GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net loss (GAAP)	$(15,324)	$(14,326)	$(78,726)	$(87,968)
Adjustments to net loss:
Amortization of intangibles	8,361	8,783	33,446	35,133
Stock-based compensation expense	8,328	6,990	33,413	24,633
Restructuring charges	1,707	1,205	6,658	11,088
IP litigation costs(6)	1,397	1,111	13,753	1,111
Other significant expenses, net(7)	1,085	131	5,722	1,163
Adjusted net income (loss) (non-GAAP)	$5,554	$3,894	$14,266	$(14,840)

Net loss per diluted share (GAAP)
Diluted EPS	$(0.12)	$(0.11)	$(0.62)	$(0.70)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.07	0.07	0.26	0.28
Stock-based compensation expense	0.07	0.06	0.26	0.20
Restructuring charges	0.01	0.01	0.05	0.09
IP litigation costs(6)	0.01	0.01	0.11	0.01
Other significant expenses, net(7)	0.01	—	0.05	0.01
Rounding and impact of diluted shares in adjusted diluted share(8)	(0.01)	(0.01)	—	(0.01)
Adjusted diluted EPS (non-GAAP)	$0.04	$0.03	$0.11	$(0.12)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	127,160	125,929	126,658	125,502
Dilutive effect of options, restricted stock, and converted shares(9)(10)	—	—	—	—
Adjusted diluted shares outstanding (non-GAAP)	127,160	125,929	126,658	125,502
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(6) For the three months ended December 31, 2024, IP litigation costs include legal fees. For the year ended December 31, 2024, IP litigation costs include a legal fees and a settlement payment. For the three months and year ended December 31, 2023, IP litigation costs include legal fees.
(7) For the three months ended December 31, 2024, other significant (income) expenses, net, includes CEO transition costs and site closure costs. For the three months ended December 31, 2023, other significant (income) expenses, net, includes fees related to a regulatory matter and other non-recurring items. For the year ended December 31, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, CEO transition costs, and fees related to non-recurring legal matters. For the year ended December 31, 2023, other significant (income) expenses, net, fees related to a regulatory matter and other non-recurring items. items.
(8) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(9) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(10) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.
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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(Unaudited, in thousands, except per share amounts)
GAAP net loss in 2025 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) stock-based compensation, and (iii) other one-time expenses. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share.
The following table reconciles the Company’s 2025 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2025
	Low Range	High Range
Net loss (GAAP)	$(85,000)	$(76,000)
Amortization of intangibles	34,000	34,000
Stock-based compensation	50,000	46,000
Other one-time expenses	20,000	20,000
Adjusted net loss (non-GAAP)	19,000	24,000
Interest and taxes	(7,000)	(7,000)
Depreciation	43,000	41,000
Adjusted EBITDA (non-GAAP)	$55,000	$58,000

Net loss per diluted share (GAAP)	$(0.66)	$(0.59)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.27	0.27
Stock-based compensation	0.39	0.36
Other one-time expenses	0.16	0.16
Rounding and impact of diluted shares in adjusted diluted shares(11)	(0.01)	(0.01)
Adjusted diluted EPS(12) (non-GAAP)	$0.15	$0.19

Weighted average assumed shares outstanding in 2025:
Diluted shares (GAAP)	128,000	128,000
Options, restricted stock, and converted shares not included in diluted shares(12)	—	—
Adjusted diluted shares outstanding (non-GAAP)	128,000	128,000
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(11) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(12) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

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Supplemental Information
Clinical(14) Tests Performed and Revenue
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Clinical(14):
Number of tests performed	321,679	294,850	9.1%	1,248,740	1,165,079	7.2%
Average revenue/test	$465	$441	5.4%	$457	$425	7.5%
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(14) Excludes non-clinical tests and revenue.
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912